EXHIBIT 23.2

                     CONSENT OF GORDON, HUGHES & BANKS, LLP








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                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Amendment 3 of the Registration Statement on Form SB-2 of V2K International, Inc. and to the inclusion therein of our report dated February 7, 2007, with respect to the financial statements of V2K International, Inc. as of September 30, 2006 and 2005, and for the year ended September 30, 2006 and nine months ended September 30, 2005.



                                       /s/ GORDON, HUGHES & BANKS, LLP

                                       GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
July 3, 2007